                                                                       EXHIBIT 2

HARSCO CORPORATION SAVINGS PLAN



Statement
April 1, 1998 - December 31, 1998



Participant Name                            Social Security Number:  000-00-0000
Participant Address                         Date of Birth:  00/00/00
                                            Date of Hire:  00/00/00

Account Information

If you are completing any forms for a hardship distribution or an in-service withdrawal, make sure that your local HR representative has signed off on the form before they send it to Putnam Investments for final processing.

YOUR ACCOUNT BALANCE

Beginning Balance                                                 $.00
Net Change                                                        $.00
Ending Balance                                                    $.00
Vested Balance                                                    $.00

Outstanding Loan Balance $.00 Beginning and ending balances do not include outstanding loans.

INVESTMENT SUMMARY
                                     BEGINNING         ENDING         BEGINNING          ENDING        BEGINNING           ENDING
                                   SHARE PRICE    SHARE PRICE     SHARE BALANCE   SHARE BALANCE     MARKET VALUE     MARKET VALUE
                                      04/01/98       12/31/98          04/01/98        12/31/98         04/01/98         12/31/98
Vanguard Index Trust 500                $0,000         $0,000            $0,000          $0,000           $0,000           $0,000
Putnam New Opportunities Fund           $0,000         $0,000            $0,000          $0,000           $0,000           $0,000
Harsco Stock Fund                       $0,000         $0,000            $0,000          $0,000           $0,000           $0,000
TOTAL                                   $0,000         $0,000            $0,000          $0,000           $0,000           $0,000


ACTIVITY SUMMARY
                                     BEGINNING    CONTRIBUTIONS     WITHDRAWALS      EXCHANGES           EARNINGS        ENDING
                                       BALANCE        AND OTHER       AND OTHER                         GAIN/LOSS       BALANCE
                                                        CREDITS          DEBITS
VANGUARD INDEX TRUST 500
Pre-Tax                                 $0,000           $0,000          $0,000         $0,000             $0,000        $0,000
SUBTOTAL                                $0,000           $0,000          $0,000         $0,000             $0,000        $0,000
PUTNAM NEW OPPORTUNITIES FUND
Pre-Tax                                 $0,000           $0,000          $0,000         $0,000             $0,000        $0,000
SUBTOTAL                                $0,000           $0,000          $0,000         $0,000             $0,000        $0,000

Please verify this financial information and notify Putnam of any questions within 30 days of receipt. If you do not notify Putnam, we will assume the information on this statement is correct. Any corrections will be reflected on a subsequent statement.

Account Information
April 1, 1998 - December 31, 1998

ACTIVITY SUMMARY (CONTINUED)

                                        BEGINNING     CONTRIBUTIONS     WITHDRAWALS    EXCHANGES       EARNINGS      ENDING
                                          BALANCE         AND OTHER       AND OTHER                   GAIN/LOSS     BALANCE
                                                            CREDITS          DEBITS
HARSCO STOCK FUND
Restricted Co Match                        $0,000            $0,000          $0,000       $0,000         $0,000      $0,000
SUBTOTAL                                   $0,000            $0,000          $0,000       $0,000         $0,000      $0,000
PUTNAM MONEY MARKET FUND
Pre-Tax                                    $0,000            $0,000          $0,000       $0,000         $0,000      $0,000
SUBTOTAL                                   $0,000            $0,000          $0,000       $0,000         $0,000      $0,000
TOTAL ACCOUNT ACTIVITY
Period-To-Date                             $0,000            $0,000          $0,000       $0,000         $0,000      $0,000
Year-To-Date                               $0,000            $0,000          $0,000       $0,000         $0,000      $0,000

CURRENT ELECTIONS (12/31/98)
INVESTMENT                                              PRE-TAX
Vanguard Index Trust 500                                  0%
Putnam New Opportunities Fund                             0%

PORTFOLIO BREAKDOWN
Your current account balance by investment type

         [Graph] Two pie graphs are shown side by side. The left pie graph has dark grey shading extending from the top to the bottom of the graph. A label indicates that 100% of the current account balance is in growth funds.

Suggested allocations for an       The right pie graph is split into a total of
investor your age                  four segments that indicate the suggested
                                   allocation between growth funds, growth and
         [Graph]                   income funds, income funds, and capital
                                   preservation funds. The upper left quadrant of the pie graph is split into three of the segments. The largest of the three segments in the upper left quadrant is shaded dark grey and takes up slightly more than half of the quadrant on the lower edge. The other two segments in the upper left quadrant are of equal size with the middle segment not shaded and the upper segment shaded a light grey.
                                   The remaining segment of the pie graph is shaded grey and encompasses the upper right and lower two quadrants of the graph.

The hypothetical pie chart on the right reflects optimal combination of assets, considering the time horizon remaining to age 65, historical inflation rates and risk and return relationships of the asset classes shown is not intended as investment advice. No other assumptions have been made. When comparing the pie chart to your situation, consider your other assets income and investments, e.g., the equity in your home, other retirement plan and IRS assets and your savings, in addition to your plan account. Asset Allocation funds are represented in the category where the majority of the investments lie - see the prospectus for more details. Please consult a financial advisor if you want to review your financial situation. Call 1-800-685-6401 if you wish to change your allocations.

Account Information
April 4, 1998 - December 31, 1998                               Participant Name

INVESTMENT PERFORMANCE
Total return at NAV for the period ended December 31, 1998

                                                       STATEMENT     YTD        1 YEAR         3 YEAR         5 YEAR      10 YEAR/
                                                          PERIOD                           ANNUALIZED     ANNUALIZED          LIFE
                                                                                                                        ANNUALIZED
GROWTH
Vanguard Index Trust 500                                    0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
Putnam Voyager Fund                                         0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
Putnam New Opportunities Fund (Began 08/31/1990)            0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
Putnam Asset Allocation Growth (Began 02/08/1994)           0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
Putnam International Growth (Began 02/28/1991)              0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
Harsco Stock Fund                                           0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
GROWTH AND INCOME
Putnam Growth and Income Fund                               0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
Putnam Asset Allocation Balncd (Began 02/07/1994)           0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
INCOME
Putnam Income Fund                                          0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
Putnam Asset Allocation Cnserv (Began 02/07/1994)           0.0%    0.0%          0.0%           0.0%           0.0%          0.0%
CAPITAL PRESERVATION
Putnam Money Market Fund                                    0.0%    0.0%          0.0%           0.0%           0.0%          0.0%

Past performance does not indicate future results; more recent returns may be more or less than those shown. Returns for class A shares are shown at NAV. All returns assume reinvestment of distribution. Returns and principal values will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

Putnam New Opportunities Fund: This fund invests all or a portion of its assets in small to medium-sized companies. Such investments increase the risk of greater price fluctuations. Putnam International Growth (Formerly Putnam Overseas Growth Fund): Foreign investments may be subject to certain risks, such as economic instability, currency fluctuations and political developments, not present with domestic investments. Putnam Money Market Fund: An investment in the fund is neither insured nor guaranteed by the U.S. government. No assurance can be made that the fund will maintain a stable share price of $1.00.


SOURCE OF MONEY SUMMARY

                                                            CONTRIBUTIONS         DEFERRAL           VESTED         VESTED
                                                              THIS PERIOD          PERCENT          PERCENT        DOLLARS
                                                                                01/15/1999
Pre-Tax                                                             $0.00            $0.00            $0.00          $0.00
Restricted Co Match                                                 $0.00            $0.00            $0.00          $0.00
TOTAL
Your pre 1987 after tax contributions to date are $0.00             $0.00            $0.00            $0.00          $0.00
Your post 1986 after tax contributions to date are $0.00            $0.00            $0.00            $0.00          $0.00

*Accessing your account information from home has never been easier. Account balances and transactions are now available through the Internet at www.myretirement.com. These new online capabilities can help make planning for your future fast, easy, convenient, and confidential. This Internet service is for use outside employees' normal business hours. Try it today!"

DEFINITIONS OF KEY TERMS

CONTRIBUTIONS AND OTHER CREDITS     Contributions are investments made to your
                                    retirement plan during the current reporting period. Payroll deductions not received before the end of the quarter will be reflected on your next statement. Other credits may include repayments (if applicable to your plan) or exchanges if not listed separately on your statement.

EARNINGS GAIN/LOSS                  The difference between your beginning
                                    balance and your ending balance that is due to investment performance, which includes market value fluctuation and (if not shown separately) interest and dividends.

EXCHANGES                           Moving shares from one investment to another
                                    by selling shares of one investment and
                                    using the proceeds to buy shares of another investment.

FEES Charges for services that may be applicable to your plan, such as account maintenance and withdrawals.

MARKET VALUE                        The value of your shares, in dollars.
                                    Calculated by multiplying the share balance by the net asset value price at the end of the statement period.

NET ASSET VALUE (NAV)               The market value of one share of a mutual
                                    fund, not including a sales charge.

SHARE                               A unit of ownership in an investment.

VESTING The degree to which you "own" the portion of your plan benefits contributed by your company. Your own contributions are always 100% vested.

WITHDRAWALS AND OTHER DEBITS        Withdrawals are the total payments made from
                                    your retirement account during the period.
                                    Other debits may include fees and exchanges if not listed separately on your statement.


FUND CATEGORY DESCRIPTIONS

GROWTH INVESTMENTS                  Seeks to maximize the value of your
                                    investment over time by investing primarily in stocks of companies that have a strong potential for providing above-average growth.

GROWTH AND INCOME INVESTMENTS       Seeks to provide regular income, which is
                                    reinvested in your plan, and growth of your investment. These funds invest in stocks, bonds, or a combination of both.

INCOME INVESTMENTS                  Seeks to provide a regular stream of income
                                    for investment in your plan. These funds invest primarily in interest-paying bonds, dividend-paying stocks, or a combination of both.

CAPITAL PRESERVATION INVESTMENTS    Seeks to provide stability of principal with
                                    minimal growth possibilities. Investment income is derived primarily from interest.
                                    These funds may invest in money-market
                                    instruments and high-quality investment
                                    contracts.